UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 27, 2017

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2017, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. (the “Underwriter”), as representative of the underwriters named in Schedule I to the Underwriting Agreement, relating to the sale (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share. Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 14,285,715 shares of its common stock (the “Shares”) to the Underwriter at a public offering price of $3.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriter the right to purchase an additional 2,142,857 shares of common stock at the same price within 30 days of November 28, 2017, to cover over-allotments, if any.

The Company expects the offering to close on November 30, 2017, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $46.6 million, after deduction of the underwriting discount and after deducting estimated offering expenses payable by the Company, or approximately $53.6 million if the underwriters exercise their over-allotment option in full. The Company intends to use the net proceeds of the Offering (i) to fund clinical studies of Firdapse® for the treatment of MuSK-antibody positive Myasthenia Gravis (MuSK-MG) and Spinal Muscular Atrophy (SMA), (ii) to fund pre-commercial activities for Firdapse®, and (iii) for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties hereunder and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.

The legal opinion, including the related consent, of Akerman LLP relating to the issuance of the shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On November 27, 2017, the Company issued a press release announcing the commencement of the Offering. On November 28, 2017, the Company issued a press release announcing the specific terms and conditions of the Offering. Each of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 28, 2017, between Catalyst Pharmaceuticals, Inc. and Piper Jaffray & Co., as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Akerman LLP

23.1	Consent of Akerman LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on November 27, 2017

99.2	Press release issued by the Company on November 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: November 28, 2017

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